Exhibit 10.1
AMENDMENT NO. 1
TO THE
CT COMMUNICATIONS, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
     Pursuant to Section 5.3 of the he CT Communications, Inc. Amended and Restated 2001 Stock Incentive Plan (the “Plan”), the Plan is amended as set forth below, effective as of July 28, 2006:
1.	The Plan is amended to add a new Section 12.5 thereto to read as follows:
“12.5 Stock Withholding
     To the extent the Award Agreement so provides, the payment of the Option Price for shares of Stock purchased pursuant to the exercise of an Option may be made, in whole or in part, by directing the Company to withhold such number of shares of Stock issuable upon the exercise of the Option equal in value to that portion of the Option Price to be paid pursuant to the stock surrender provisions. The value of the shares of Stock for purposes of determining the extent to which the Option Price has been paid will be determined using the Fair Market Value on the date of exercise.”
2.	The Plan shall otherwise be unchanged by this Amendment No. 1.
The foregoing Amendment No.1 was duly adopted and approved by the Board of Directors of CT Communications, Inc. on July 28, 2006.

/s/ David H. Armistead
Secretary